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                                                                       EXHIBIT 5
                                                                       ---------
                       Vedder, Price, Kaufman & Kammholz
                           222 North LaSalle Street
                        Chicago, Illinois  60601-10003


                                    December 15, 1997

First Midwest Bancorp, Inc.
300 Park Blvd., Suite 405
P.O. Box 459
Itasca, IL  60143-0459

     Re:  First Midwest Bancorp, Inc.
          Registration Statement on Form S-8
          1989 Omnibus Stock and Incentive Plan
          -------------------------------------

Gentlemen:

     We are acting as special counsel to First Midwest Bancorp, Inc. (the "Corporation") in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") relating to up to 1,000,000 shares of the Corporation's common stock, $.01 par value, including preferred share purchase rights (collectively, "Common Stock"). The Common Stock is issuable under the Corporation's 1989 Omnibus Stock and Incentive Plan (the "Plan"). The opinion set forth below relates only to the Common Stock covered by the Registration Statement.

     In connection with our opinion below, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation and the By-laws of the Corporation, as amended, as well as such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. In making such examination, we have assumed as true, without independent review or verification, facts certified to us by certain executive officers of the Corporation and by public officials.

     Based on the foregoing, we are of the opinion that:

     1. The Corporation is a corporation in good standing under the laws of the State of Delaware; and

     2. The 1,000,000 shares of Common Stock when issued by the Corporation in connection with the Plan will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, provided that such shares are issued in accordance with the terms of the Plan and awards made as contemplated thereunder.

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VEDDER PRICE



First Midwest Bancorp, Inc.
December 15, 1997
Page 2


The opinion expressed herein is limited to the laws and judicial practices of the State of Delaware currently in effect.

     We hereby consent to the use of this opinion in connection with the Registration Statement and to references to our firm therein.

                                    Very truly yours,


                                    VEDDER, PRICE, KAUFMAN & KAMMHOLZ


                                    By:  THOMAS P. DESMOND
                                        ---------------------------------------
                                         Thomas P. Desmond


cc:  Robert P. O'Meara
     Donald J. Swistowicz